                                                       Registration No. 33-62883

              As Filed with the Securities and Exchange Commission
                              on November 4, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        CAPSTONE PHARMACY SERVICES, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                  11-2310352
                --------                                  ----------
       (State or other jurisdiction                    (I.R.S. Employer
     of incorporation or organization)               Identification Number)

         9901 East Valley Ranch Parkway, Suite 3001, Irving, Texas 75063
                    (Address of Principal Executive Offices)
                                   (Zip Code)

    CAPSTONE PHARMACY SERVICES, INC. AMENDED AND RESTATED 1996 EMPLOYEE STOCK
                                  PURCHASE PLAN
                               (Full Name of Plan)

                                James D. Shelton
                            Executive Vice President
                        Capstone Pharmacy Services, Inc.
                   9901 East Valley Ranch Parkway, Suite 3001
                               Irving, Texas 75063
                               -------------------
                     (Name and Address of Agent for Service)

                                 (972) 401-1541
                                 --------------
          (Telephone number, including area code for agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                            Proposed                Proposed Maximum             Amount of
Title of Securities               Amount to be            Maximum Offering          Aggregate Offering         Registration
to be Registered                  Registered(1)          Price Per Share(2)               Price                    Fee
-------------------               -------------          ------------------         ------------------         ------------
Common Stock, $.01 par value        200,000                   $11.25                    $2,250,000                $682


---------------------------
(1) The registration statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the Plan.

(2) Pursuant to Rule 457, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices on October 29, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by Capstone Pharmacy Services, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended (the "10-K").

         (b) Capstone's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         (c) Capstone's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

         (d)     Capstone's Current Report on Form 8-K dated January 2, 1997.

         (e)     Capstone's Current Report on Form 8-K dated January 30, 1997.

         (f)     Capstone's Current Report on Form 8-K dated September 30, 1997.

         (g) The description of the Common Stock under "Description of Securities" contained in the Company's Registration Statement on Form 8-A (File Number 000-20606), dated June 18, 1986, including any amendment or report filed for the purpose of updating such description.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         The audited consolidated financial statements and schedules of the Company incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm in giving said reports.

ITEM 6.           INDEMNIFICATION.

         Under the Company's Certificate of Incorporation, and in accordance with Section 145 of the Delaware General Corporation Law (the "Delaware Law"), the Company will indemnify any person made or threatened to be made a party to an action or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was a director or officer of the Company, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the Company, and, in criminal actions or proceedings, had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the action is settled or otherwise disposed of or the person is adjudged to be liable to the Company, only if and to the extent the court in which such action was brought or, if none, a court of competent jurisdiction determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper.

         The Certificate of Incorporation provides that the Company may indemnify a director or officer for the expenses incurred in defending the proceedings specified above, at the conclusion of or in advance of their final disposition or settlement, and on such terms, to such extent, and subject to such conditions as the Board of Directors shall determine. The Certificate of Incorporation also provides that the Company may, in its sole discretion, indemnify any person who is or was one of its employees or agents or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the same degree as the foregoing indemnification of directors and officers. The Certificate of Incorporation also provides that such persons are presumed to be entitled to indemnification, and that the burden of proving that such person is not entitled to indemnification is on the Company. Finally, the Certificate of Incorporation provides that if a written claim by such person for indemnification is not paid within 30 days, the claimant may bring suit to recover the unpaid amount, and if successful, may recover attorneys' fees and expenses.

         In addition, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or obligation to indemnify such person against such liability under the provisions of the Delaware Law. The Company maintains insurance for the benefit of the Company's officers and directors insuring such persons against certain liabilities, including liabilities under the securities laws.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on Page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.           UNDERTAKINGS.

         (a)      The Company hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1993 (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 28, 1997.

                                 CAPSTONE PHARMACY SERVICES, INC.


                                 By:  /s/ James D. Shelton
                                      ----------------------------
                                      James D. Shelton
                                      Executive Vice President, Chief Financial
                                      Officer and Secretary (Chief Accounting
                                      Officer)

                                POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Allan C. Silber and James D. Shelton, and each of them, as his attorneys-in-fact to execute in the name and on behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the dates indicated by the following persons in the capacities indicated.

          Signature                         Title                                 Date
          ---------                         -----                                 ----
/s/ James D. Shelton                Executive Vice President, Chief         October 28, 1997
-------------------------------     Financial Officer and Secretary
James D. Shelton                    (Chief Accounting Officer)


/s/ Allan C. Silber                 Chairman                                October 28, 1997
-------------------------------
Allan C. Silber

/s/ Morris A. Perlis                Vice Chairman                           October 28, 1997
-------------------------------
Morris A. Perlis

/s/ Joseph Furlong                  Director                                October 28, 1997
------------------------------
Joseph Furlong

/s/ John Haronian                   Director                                October 28, 1997
------------------------------
John Haronian

/s/ Albert Reichmann                Director                                October 28, 1997
------------------------------
Albert Reichmann

/s/ Edward Sonshine                 Director                                October 28, 1997
------------------------------
Edward Sonshine

/s/ Dr. Gail Wilensky               Director                                October 28, 1997
------------------------------
Dr. Gail Wilensky

/s/ John Zuccotti                   Director                                October 28, 1997
------------------------------
John Zuccotti

Exhibit No.                                       Description of Exhibit
-----------                                       ----------------------
    4.1                Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the
                       quarter ended June 30, 1997).

    4.2                Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the
                       Company's Quarterly Report on Form 10-Q for the quarter ended June
                       30, 1997).

    4.3                Form of Warrant ($4.50) for Purchase of Common Stock (incorporated by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-K
                       for fiscal year ended February 29, 1995).

    4.4                Form of Warrant ($5.50) for Purchase of Common Stock (incorporated by reference to Exhibit 4.6 to the Company's Annual Report of Form 10-K for
                       fiscal year ended February 29, 1995).

    4.5                Stock Purchase Agreement, dated December 16, 1994, between the
                       Company and Counsel Corporation (incorporated by reference to Exhibit
                       4.7 to the Company's Annual Report on Form 10-K for fiscal year ended
                       February 29, 1995).

    4.6                Warrant to Purchase Shares of Common Stock, dated December 16, 1994, for the purchase of 800,000 shares (incorporated by reference to Exhibit
                       4.8 to the Company's Annual Report of Form 10-K for fiscal year ended
                       February 29, 1995).

    4.7                Warrant to Purchase Shares of Common Stock, dated December 16, 1994, for the purchase of 1,000,000 shares (incorporated by reference to Exhibit
                       4.9 to the Company's Annual Report of Form 10-K for fiscal year ended
                       February 29, 1995).

    4.8                Warrant to purchase shares of Common Stock dated January 1, 1996, for the purchase of 75,000 shares (incorporated by reference to Exhibit 4.9 to the Company's Annual Report on Form 10-K for fiscal year ended
                       December 31, 1996).

    4.9                Warrant to purchase shares of Common Stock dated December 20, 1995 for the purchase of 15,000 shares (incorporated by reference to Exhibit
                       4.10 to the Company's Annual Report on Form 10-K for fiscal year ended
                       December 31, 1996).

   4.10                Form of ACA Investors Warrant ($12.00) for purchase of Common Stock
                       (incorporated by reference to Exhibit 4.11 to the Company's Annual
                       Report on Form 10-K for fiscal year ended December 31, 1996).

   4.11                Amended and Restated 1996 Employee Stock Purchase Plan  (incorporated by reference to Annex K to the Company's S-4 filed on September 22,
                       1997).

     5                 Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.


   23.1                Consent of Arthur Andersen LLP, Independent Public Accountants.

   23.2                Consent of Harwell Howard Hyne Gabbert & Manner, P.C. (contained in Exhibit 5)

    24                 Power of Attorney (see pages II-5 and II-6)



                                       E-2